EXHIBIT 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of HBT Financial, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.            The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matthew J. Doherty
Matthew J. Doherty
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
November 20, 2019